Exhibit 99.1

NTN Buzztime Signs Definitive Agreement to Sell Stump! Trivia for $1.4 Million

- Continues Emphasis on Digital and Hardware Entertainment Strategy and Divests the Ancillary Hosted Events -

CARLSBAD, Calif., January 14, 2020, — NTN Buzztime, Inc. (NYSE American: NTN), signed a definitive agreement to sell all of its assets related to its Stump! Trivia hosted events business to Sporcle, Inc. for $1.4 million.

CEO Allen Wolff said, “In 2020, we are continuing our strategy to build scale of our core trivia entertainment product through digital content and hardware solutions. As such, we capitalized on the opportunity to monetize our hosted-events and divest from that ancillary business. We are pleased with our progress in narrowing our focus further as we expand efforts into our mobile app, lighter product offering and expansion into programmatic ad networks that together form the foundation for our long term growth. We intend to use the proceeds from the sale for operations and investment in these growth strategies. Looking ahead in 2020, we are excited about the traction we have been gaining with this focus and vision.”

Stump! Trivia, a live hosted knowledge-based event played in bars and restaurants, provides fun and exciting competitions by conducting approximately 400 events a week, the majority of which are in the Boston, MA region. The sale is expected to close by January 31, 2020. The company took additional steps to reduce head count and expects to be approximately 60 full time employees when the transaction closes.

About Buzztime

Buzztime (NYSE American: NTN) delivers interactive entertainment and innovative technology that helps its customers acquire, engage and retain its patrons. Most frequently used in bars and restaurants in North America, the Buzztime tablets, mobile app and technology offer engaging solutions to establishments that have guests who experience dwell time, such as casinos, senior living, and more. Casual dining venues license Buzztime’s customizable solution to differentiate themselves via competitive fun by offering guests trivia, card, sports and arcade games. Buzztime’s platform creates connections among the players and venues and amplifies guests’ positive experiences. Buzztime’s in-venue TV network creates one of the largest digital out of home ad audiences in the US and Canada. Buzztime hardware solutions leverages the company’s experience manufacturing durable tablets and charging systems, enabling a diverse group of businesses including corrections, point-of-sale and loyalty with product implementation. Buzztime games have also been recently licensed by other businesses serving other markets. For more information, please visit http://www.buzztime.com or follow us on Facebook or Twitter@buzztime.

Forward-looking Statements

This release contains forward-looking statements that reflect management’s current views of future events and operations, including statements regarding the expected closing date of the sale of assets and the company’s expected head count if the transaction closes.  Forward-looking statements, in some cases, can be identified by terms such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “design,” “intend,” “expect,” “could,” “plan,” “potential,” “predict,” “seek,” “should,” “would,” “contemplate,” project,” “target,” “tend to,” or the negative version of these words and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors, including the conditions to the closing of the transaction may not be satisfied, the transaction may involve unexpected costs, liabilities or delays, and other risks to consummation of the transaction, including the risk that the transaction will not be completed. Additional factors that may affect Buzztime’s strategy, future operations, future financial position, projected costs, prospects, plans and objectives are set forth in its filings with the SEC, including its recent filings on Form 8-K, Form 10-K and Form 10-Q. You are urged to consider these factors carefully in evaluating the forward-looking statements in this report and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. Unless otherwise required by law, NTN Buzztime, Inc. does not undertake to publicly update or revise any of its forward-looking statements, even if experience or future changes show that the indicated results or events will not be realized.

IR AGENCY CONTACT:

Kirsten Chapman, LHA Investor Relations, buzztime@lhai.com